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                                                                    EXHIBIT 5.1


                       [Letterhead of Kirkland & Ellis]

                                                               October 26, 1998

Monsanto Company
800 North Lindbergh Blvd.
St. Louis, Missouri 63167

  Re: Registration Statement on Form S-4

Ladies and Gentlemen:

  We are issuing this opinion letter in our capacity as special legal counsel to Monsanto Company, a Delaware corporation ("Monsanto"), in connection with the proposed registration by Monsanto of shares of Monsanto's common stock, par value $2.00 per share (the "Common Stock"), pursuant to a Registration Statement (the "Registration Statement") on Form S-4 filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). The Common Stock is to be issued to certain of the stockholders of Delta and Pine Land Company, a Delaware corporation ("Delta Pine"), pursuant to an Agreement and Plan of Merger dated as of May 8, 1998 by and between Monsanto and Delta Pine. In addition, Common Stock is being registered in order to effect the conversion of certain Delta Pine stock options into Monsanto stock options.

  In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the Restated Certificate of Incorporation, as amended, and the By-Laws of Monsanto, (ii) minutes and records of the corporate proceedings of Monsanto with respect to the issuance of the Common Stock and
(iii) the Registration Statement.

  For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto and the due authorization, execution and delivery of all documents by the parties thereto other than Monsanto. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of Monsanto and others.

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  Our opinion expressed below is subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors' rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), (iii) public policy considerations which may limit the rights of parties to obtain certain remedies and (iv) any laws except the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

  Based upon and subject to the qualifications, assumptions and limitations set forth herein, we are of the opinion that when (i) the Registration Statement becomes effective, (ii) the Common Stock has been duly executed and authenticated in accordance with the provisions of the Merger Agreement and duly delivered to the stockholders of Delta Pine in exchange for their shares of common stock of Delta Pine, the Common Stock will be duly authorized, validly issued and fully paid obligations of Monsanto.

  We hereby consent to the filing of this opinion with the commission as
Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

  This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present laws of the State of Delaware or the federal law of the United States be changed by legislative action, judicial decision or otherwise.

  This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

                                          Sincerely,

                                          /s/ Kirkland & Ellis


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